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Exhibit 23(b)



          Consent of Independent Registered Public Accounting Firm for
                John Hancock Variable Life Insurance Company and
                    John Hancock Variable Annuity Account JF


We consent to the reference to our firm under the caption "Experts" in the initial Registration Statement Form F-3 and the related Prospectus of John Hancock Variable Life Insurance Company and Manulife Financial Corporation and to the incorporation by reference therein of our reports dated April 25, 2008 with respect to the consolidated financial statements of John Hancock Variable Life Insurance Company (except Note 13, as to which the date is November 7,
2008) and April 15, 2008 with respect to the financial statements of John Hancock Variable Annuity Account JF included in the Statement of Additional Information included in the Form N-4 dated April 28, 2008, as amended November 10, 2008 as filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

Boston, MA
November 21, 2008